Exhibit 2.2

Certain identified information (shown as “Omitted”) in this exhibit has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K since the excluded information is not material and would likely cause competitive harm to the Company if publicly disclosed

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Contribution Agreement”) is entered into as of February 27, 2026 (the “Effective Date”), by and among:

Hawthorne Land & Minerals, LLC, a limited liability company organized and existing under the laws of the State of Nevada, whose address for purposes hereof is 217 Idaho Street, Elko, Nevada 89801 (“HLM”);

and

GRC Nevada Inc., a corporation organized and existing under the laws of the State of Nevada, whose address for purposes hereof is 723 South Cascade Avenue, Colorado Springs, CO 80903 (“GRC”);

and

East Camp Douglas, LLC, a Nevada limited liability company organized under the laws of the State of Nevada (the “Company”).

HLM and GRC are each referred to herein individually as a “Member” and collectively as the “Members”.  HLM, GRC, and the Company may also each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company was formed for the purpose of conducting Exploration and, if warranted, Development and Mining activities on the Subject Property as more particularly described herein and in the Company Agreement (as defined below);

WHEREAS, HLM desires to commit to contribute to the Company the aggregate sum of Forty Million Dollars ($40,000,000) in cash (the “HLM Contribution”), on the terms and subject to the conditions set forth herein;

WHEREAS, GRC desires to commit to contribute to the Company in-kind assets valued at Sixty Million Dollars ($60,000,000) (the “GRC Contribution”), on the terms and subject to the conditions set forth herein;

WHEREAS, GRC has previously provided to the Company an Exploration budget in the amount of Forty Million Dollars ($40,000,000), which budget has been approved by the Members and the Company (the “Exploration Budget”), attached as Exhibit B hereto and incorporated by reference; and

WHEREAS, the Members desire to set forth the terms and conditions under which their respective contributions to the Company shall be made and the consequences of any failure to make such contributions.

Contribution Agreement	Page 1 of 28

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1

Definitions.  As used in this Contribution Agreement, the following terms shall have the meanings set forth below.  Capitalized terms used but not defined in this Contribution Agreement shall have the meanings ascribed to them in the Company Agreement:

“Affiliate” has the meaning set forth in the Company Agreement.

“Board” has the meaning set forth in the Company Agreement.

“Business” has the meaning set forth in the Company Agreement.

“Capital Contributions” has the meaning set forth in the Company Agreement.

“Company Agreement” means that certain Company Agreement of the Company of even date herewith, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Contributed Assets” has the meaning set forth in Section 6.4.

“Development” means the planning, engineering, and construction activities occurring after Exploration, necessary to transform a defined gold resource on or under the Subject Property into a fully operational mine, including related reclamation.

“Effective Date” means the date first written above.

“Expenditure Period” means each successive sixty (60)-day period during which Company Exploration operating expenses are funded, the first of which shall commence on the Effective Date.

“Expenditure Request” means an itemized statement of Company operating expenses under the Exploration Budget for the upcoming sixty (60)-day Expenditure Period, prepared and delivered by GRC in accordance with Section 3.2.

“Exploration” means all activities directed toward ascertaining the existence, location, quantity, quality, and commercial value of a gold deposit on or under the Subject Property, prior to Development, including related reclamation.

“Exploration Budget” means the Forty Million Dollar ($40,000,000) Exploration budget previously provided by GRC and approved by the Company, as the same may be amended from time to time in accordance with this Contribution Agreement.

Contribution Agreement	Page 2 of 28

“Fee Lands” means the fee lands comprising a portion of the Subject Property, as described in the attached Exhibit A-1.

“Funding Amount” means the amount of the HLM Contribution.

“Funding Default” has the meaning set forth in Section 5.1.

“GRC Contribution” has the meaning set forth in the Recitals and Section 4.1.

“GRC Membership Interest” has the meaning set forth in Section 2.2.

“HLM Membership Interest” has the meaning set forth in Section 2.1.

“HLM Contribution” means the aggregate amount of Forty Million Dollars ($40,000,000) in cash that HLM has agreed to contribute to the Company.

“Membership Interest” has the meaning set forth in the Company Agreement.

“Mining” means the mining, extracting, producing, handling, and processing of minerals from the Subject Property, including related reclamation.

“Monetization Event” means any sale by GRC of all or substantially all of the assets of, or equity interests in, the Company.

“Operator” has the meaning set forth in the Company Agreement.

“Patented Claims” means the patented mining claims comprising a portion of the Subject Property, as described in Exhibit A-2.

“Permit” means any governmental authorization, license, permit, or approval required by applicable law authorizing the Company to engage in Exploration.

“Permitted Encumbrances” means (a) mechanic’s, materialmen’s or similar encumbrances if payment of the secured obligation is not yet overdue or being contested in good faith, (b) encumbrances for taxes, assessments, obligations under workers’ compensation or other social welfare legislation or other requirements, charges or levies of any governmental authority, in each case not yet overdue or being contested in good faith, (c) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions that do not materially interfere with, materially impair or materially impede the Business or the value or use of the assets, and (d) encumbrances consisting of (i) rights reserved to or vested in governmental authority to control or regulate the assets, (ii) obligations or duties to any governmental authority with respect to any Permits and the rights reserved or vested in ay governmental authority to terminate Permits or to condemn or expropriate property, and (iii) zoning or other land use or environmental laws of any governmental authority.

“Permitted Transferee” has the meaning set forth in Section 10.2 of the Company Agreement.

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“Subject Property” means the property described in Parts 1-3 of Exhibit A attached hereto and incorporated by reference.

“Supermajority” has the meaning set forth in the Company Agreement.

“Unpatented Claims” means the unpatented mining claims comprising a portion of the Subject Property, as described in the attached Exhibit A-3.

ARTICLE 2

MEMBERSHIP INTERESTS

2.1

HLM Membership Interest.  Upon making the HLM Contribution in full in accordance with the terms hereof, HLM shall become fully vested in a forty percent (40%) Membership Interest in the Company (the “HLM Membership Interest”), subject to the terms of this Contribution Agreement.

2.2

GRC Membership Interest.  GRC shall hold a sixty percent (60%) Membership Interest in the Company (the “GRC Membership Interest”).  Other than the GRC Contribution, GRC shall not be required to make any further Capital Contributions until HLM has made the HLM Contribution in full.

ARTICLE 3

HLM CONTRIBUTION

3.1

HLM Contribution.  HLM shall contribute the HLM Contribution to the Company, payable in installments in accordance with the Expenditure Request procedure set forth in Section 3.2.  The HLM Contribution shall constitute the Funding Amount.

3.2	Expenditure Request Procedure. The funding of the HLM Contribution for Exploration activities shall be governed by the following procedure:
(a)

Initial Expenditure Request.  Simultaneous with the execution of this Contribution Agreement, GRC shall provide to HLM an Expenditure Request consisting of an itemized statement of Company operating expenses under the Exploration Budget for the next sixty (60)-day period. Any such Expenditure Request may also include the entire amount of payments or other expenses to be made under any contract to be entered into by GRC as Operator on behalf of the Company for the conduct of any Exploration activities outlined in the Exploration Budget, for the duration of any such contract.

(b)

Funding Obligation.  Within fifteen (15) days after receipt of each Expenditure Request, HLM shall provide the funding amount specified therein to the Company via wire transfer of immediately available funds to a Company account designated by GRC in writing.

(c)

Expenditure Periods.  The initial sixty (60)-day Expenditure Period shall commence on the Effective Date.  Thereafter, GRC shall provide a new Expenditure Request to HLM no later than thirty (30) days prior to the expiration

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of the then-current Expenditure Period, covering the next succeeding sixty (60)-day Expenditure Period.

(d)	Continuation of Funding. HLM shall continue to fund Expenditure Requests on the foregoing basis for Exploration activities until HLM has made the full HLM Contribution.
(e)	Timing of Expenditures. HLM acknowledges and agrees that, pursuant to the Exploration Budget, the HLM Contribution could be required to be made in full as soon as two years after the Effective Date.
3.3

Election Not to Proceed.  If at any time prior to completion of the HLM Contribution, HLM elects not to continue to fund the HLM Contribution (which it may elect to do at any time by providing at least sixty (60) days’ prior written notice to GRC):

(a)	HLM shall surrender and forfeit its entire forty percent (40%) Membership Interest in the Company, effective upon the effective date of such notice of its election not to proceed;

provided, however, that:

(b)

If GRC effectuates a Monetization Event within two (2) years following the date of HLM’s surrender of its Membership Interest, HLM shall be entitled to reimbursement of the aggregate amount of the HLM Contribution actually funded by HLM from the gross proceeds of such Monetization Event, payable prior to any distributions to GRC;

(c)

For the avoidance of doubt, HLM’s reimbursement right under Section 3.3(b) shall: (i) be limited to the amount of the HLM Contribution actually funded by HLM, without interest; (ii) be payable solely from the proceeds of such Monetization Event; and (iii) be senior in priority to any distributions to GRC but subordinate to any bona fide third-party indebtedness of the Company;

(d)	If no Monetization Event occurs within such two (2)-year period, HLM’s reimbursement right under Section 3.3(b) shall expire and terminate without further action by any Party; and
(e)

Upon the surrender or expiration described in Section 3.3(a), HLM shall execute and deliver such documents and instruments as GRC or the Company may reasonably request to effectuate the transfer and relinquishment of HLM’s Membership Interest.

3.4

Maximum HLM Exploration Funding.  The aggregate amount of the HLM Contribution committed to Exploration activities under this Contribution Agreement shall not exceed Forty Million Dollars ($40,000,000).

Contribution Agreement	Page 5 of 28

ARTICLE 4

GRC CONTRIBUTIONS

4.1

GRC Contribution.  The GRC Contribution shall consist of in-kind assets and services consisting of all right, title, and interest of GRC in and to any real property interests, mineral rights, water rights, Permits, geological data, samples, studies, analysis, projections, and other evaluation materials of any kind obtained or generated by GRC with regard to the Subject Property, which the Parties have agreed are collectively valued at Sixty Million Dollars ($60,000,000).

4.2

Timing of Contribution.  GRC shall contribute the GRC Contribution to the Company effective as of the Effective Date, and in connection therewith shall convey the Subject Property to the Company by quitclaim deed as soon as reasonably practicable after the Effective Date. The Parties further agree that notwithstanding any of the provisions of this Agreement to the contrary, the existing Notice of Intent in GRC’s name filed with the Bureau of Land Management may remain in the name of GRC.

4.3

Exploration Budget.  GRC has previously provided the Exploration Budget to the Company, which Exploration Budget has been approved by the Company and the Members.  The Exploration Budget shall govern the allocation and expenditure of funds for Exploration activities.  Any material modification to the Exploration Budget shall require Supermajority approval of the Board.

4.4

No Additional Capital Contributions by GRC.  Notwithstanding anything to the contrary in the Company Agreement, GRC shall not be required to make any additional Capital Contributions to the Company until HLM has made the HLM Contribution in full, in accordance with the terms of this Contribution Agreement.

ARTICLE 5

DEFAULT AND REMEDIES

5.1

Funding Default – Prior to Full Vesting.  If HLM fails to timely fund any Expenditure Request prior to having made the HLM Contribution in full, GRC shall deliver written notice of such failure to HLM.  If HLM does not cure such failure within fifteen (15) days after receipt of such written notice (a “Funding Default”), HLM shall be automatically and irrevocably deemed to have relinquished its entire Membership Interest in the Company, without any further action or notice required by any Party.  Upon the occurrence of a Funding Default:

(a)	HLM shall have no further rights, obligations, or claims with respect to the Company or its assets;
(b)	HLM shall not be entitled to any reimbursement, refund, or return of any amounts previously contributed to the Company;
(c)	HLM’s Membership Interest shall be automatically reallocated to GRC; and

Contribution Agreement	Page 6 of 28

(d)

HLM shall execute and deliver such documents and instruments as GRC or the Company may reasonably request to effectuate the forfeiture and relinquishment of HLM’s Membership Interest.  If HLM fails to execute and deliver such documents, GRC shall have the right to specific performance, as well as all other legal and equitable remedies available to it in connection with such failure.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other parties as of the Effective Date as follows:
(a)

Organization and Standing.  Such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own its properties and conduct its business as presently conducted.

(b)

Authority.  Such Party has the full right, power, and authority to enter into and perform its obligations under this Contribution Agreement, and the execution, delivery, and performance of this Contribution Agreement have been duly authorized by all necessary corporate, limited liability company, or other organizational action on the part of such Party.

(c)

Binding Obligation.  This Contribution Agreement constitutes the legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity.

(d)

No Conflicts.  The execution, delivery, and performance of this Contribution Agreement do not and will not: (i) violate, conflict with, or result in a breach of any provision of such Party’s organizational documents; (ii) violate or conflict with any law, regulation, order, judgment, or decree applicable to such Party; or (iii) result in a breach of, or constitute a default under, any material contract or agreement to which such Party is a Party or by which it is bound.

(e)

Prohibited Person.  It is not on the Specially Designated National & Blocked Persons list of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any similar law, including the USA Patriot Act or Executive Order 13224.

(f)

Securities Laws.  In acquiring its Membership Interest in the Company, (i) it is acquiring its Membership Interest for its own account for investment and not with a view to its sale or distribution, (ii) it recognizes that investments such as those provided by the Company Agreement are speculative and involve substantial risk, and (iii) it acknowledges that the other parties have not made any guaranty or representation upon which it has relied concerning the possibility or probability of profit or loss as a result of its acquisition of its Membership Interest.

Contribution Agreement	Page 7 of 28

6.2

Additional Representations of HLM.  HLM further represents and warrants that it has, or will have at the time each Expenditure Request is due, sufficient funds available to satisfy its funding obligations under this Contribution Agreement.

6.3

Additional Representations of GRC.  GRC further represents and warrants that: (a) the Exploration Budget has been prepared in good faith based on reasonable assumptions; (b) GRC has, or will have at the time of contribution, good and marketable title to the Patented Claims, the Fee Lands and the other assets comprising the GRC Contribution (other than the Unpatented Claims), free and clear of all liens, encumbrances, and claims, except for Permitted Encumbrances; and (c) with respect to the Unpatented Claims, subject to the paramount title of the United States of America, it owns the full and undivided possessory interest in and to the Unpatented Claims free and clear of all liens, encumbrances and other burdens on production arising by, through or under GRC; that to its knowledge all of the Unpatented Claims were properly located on public domain land open to mineral entry in compliance with all applicable state and federal laws and regulations; and that for each of the Unpatented Claims all claim maintenance fees required to maintain the Claims through the assessment year ending September 1, 2026, and all recordings and filings required in connection therewith, and all payments required in connection with such recordings and filings, have been timely and properly made with the appropriate governmental authority. Nothing in this Section 6.3, however, shall be deemed to be a representation or a warranty as to the presence or absence of unpatented mining claims or millsites owned by third parties in conflict with the Unpatented Claims, that the Unpatented  Claims constitute a compact group of contiguous claims free of interior gaps or fractions, or that any of the Unpatented Claims contains a discovery of valuable minerals.  In addition, GRC does not make any representation or warranty as to whether or not it has established or maintained pedis possessio rights with respect to any of the Unpatented Claims, what rights it has to use the surface of any of the Unpatented Claims for any purpose ancillary to mining, or otherwise as to the validity of any of the Unpatented Claims or the use of the same.

6.4

No Other Representations and Warranties.  The express representations and warranties of GRC contained in this Agreement are exclusive and in lieu of all other representations and warranties of GRC, express, implied, statutory or otherwise.  GRC expressly disclaims any other representations and warranties, including any representations or warranties relating to title to the Subject Property or the other assets it is contributing to the Company (collectively, the “Contributed Assets”), the condition, quantity, quality, conformity to models or samples, fitness for a particular purpose, merchantability or non-infringement of the Contributed Assets, the accuracy or completeness of any data, reports, records, projections, information or materials furnished or made available to HLM or the Company pertaining to the Contributed Assets, pricing assumptions, or the presence, quality or quantity of mineralization or mineral resources or reserves (if any), attributable to the Contributed Assets or the potential of the Contributed Assets, the environmental condition of the Contributed Assets, both surface and subsurface, or any other matters contained in any materials furnished or made available to HLM or any of its officers, agents or representatives.

Contribution Agreement	Page 8 of 28

ARTICLE 7

COVENANTS

7.1

Books and Records.  GRC, as Operator, shall maintain for the Company accurate books and records of all Exploration and Development activities and expenditures.  Each Member shall have the right to inspect and audit such books and records at reasonable times upon reasonable prior written notice.

7.2

Reporting.  GRC shall provide HLM with periodic reports within ten (10) days after the end of each Expenditure Period summarizing: (a) the status of Exploration activities; (b) expenditures under the Exploration Budget; (c) the results of any Exploration activities conducted during the reporting period; and (d) such other information as HLM may reasonably request.

7.3

Exploration Budget Compliance.  GRC shall use commercially reasonable efforts to cause the Company to operate within the Exploration Budget.  In the event that any Expenditure Request exceeds the allocable portion of the Exploration Budget for the applicable Expenditure Period by more than ten percent (10%), GRC shall provide a written explanation to HLM of the reasons for such variance.

7.4

Good Faith and Fair Dealing.  Each Member shall act in good faith and in a commercially reasonable manner in the performance of its obligations under this Contribution Agreement and in the exercise of its rights hereunder.

7.5

Compliance with Laws.  Each Party shall comply in all material respects with all applicable laws, regulations, orders, Permits in connection with its performance of this Contribution Agreement and the activities of the Company.

ARTICLE 8

CONFIDENTIALITY

8.1	Confidential Information.
(a)

Each Party agrees to maintain in strict confidence all non-public information received from or on behalf of any other Party in connection with this Contribution Agreement or the activities of the Company, including this Contribution Agreement (collectively, “Confidential Information”), and shall not disclose such Confidential Information to any third party without the prior written consent of the disclosing Party, except: (a) to such Party’s Affiliates and its and their respective directors, officers, employees, advisors, investors and agents who have a need to know and are bound by obligations of confidentiality no less restrictive than those set forth herein; (b) as required by applicable law, regulation, stock exchange rule, or legal process; or (c) in connection with any legal proceeding relating to this Contribution Agreement or the Company Agreement.  The confidentiality obligations of this Article VIII are in addition to, and not in limitation of, the confidentiality obligations set forth in Section 15.1 of the Company Agreement.

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(b)

Notwithstanding any of the provisions of Section 8.1(a) to the contrary, either Member may issue press releases pertaining to the Company or the results of Exploration activities on the Subject Property, so long as (i) the Member desiring to make the press release provides the proposed contents of that press release to the other Member at least three Business Days prior to making such release, and (ii) considers in good faith any comments the other Member may have on that press release.

(c)

Notwithstanding any of the provisions of Section 8.1(a) to the contrary, either member may file this Agreement with its securities filings to the extent required to do so by applicable laws or stock exchange rules.

8.2	Survival. The obligations of this Article VIII shall survive the termination or expiration of this Contribution Agreement for a period of two years.

ARTICLE 9

INDEMNIFICATION

9.1

Indemnification by HLM.  HLM shall indemnify, defend, and hold harmless GRC, the Company, and each of their respective officers, directors, managers, members, employees, and agents from and against any and all losses, damages, claims, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from any breach by HLM of its representations, warranties, covenants, or obligations under this Contribution Agreement.

9.2

Indemnification by GRC.  GRC shall indemnify, defend, and hold harmless HLM and each of its officers, directors, managers, members, employees, and agents from and against any and all losses, damages, claims, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from any breach by GRC of its representations, warranties, covenants, or obligations under this Contribution Agreement.

9.3

Indemnification Procedures.  An indemnified Party shall promptly notify the indemnifying Party in writing of any claim or action for which indemnification is sought; provided, that any delay in such notice shall not relieve the indemnifying Party of its obligations hereunder except to the extent the indemnifying Party is materially prejudiced by such delay.  Upon receipt of notice of any such claim or action, the indemnifying Party shall be entitled to assume the defense thereof, in which event the indemnifying Party shall not be liable to the indemnified Party for legal or attorney fees thereafter incurred by such indemnified Party in defense of such action or claim; provided, that if the indemnified Party may have any unindemnified liability out of such claim, such Party shall have the right to approve the counsel selected by the indemnifying Party, which approval shall not be withheld unreasonably. If the indemnifying Party assumes the defense of any claim or lawsuit, all costs of defense of such claim or lawsuit shall thereafter be borne by the indemnifying Party and the indemnifying Party shall have the authority to compromise and settle such claim or lawsuit, or to appeal any adverse judgment or ruling with the cost of such appeal to be paid by the indemnifying Party; provided, however, if the indemnified Party may have any unindemnified liability arising out of such claim or lawsuit the

Contribution Agreement	Page 10 of 28

indemnifying Party shall have the authority to compromise and settle each such claim or lawsuit only with the written consent of the indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The indemnified Party may continue to participate in any litigation at its expense after the indemnifying Party assumes the defense of such action. In the event the indemnifying Party does not elect to assume the defense of a claim or lawsuit, the indemnified Party shall have authority to compromise and settle such claim or lawsuit only with the written consent of the indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, or to appeal any adverse judgment or ruling, with all costs, fees, and expenses indemnifiable under this Contribution Agreement to be paid by the indemnifying Party. Upon the indemnified Party’s furnishing to the indemnifying Party an estimate of any loss, damage, liability, or expense to which the indemnification provisions of this Contribution Agreement relate, the indemnifying Party shall pay to the indemnified Party the amount of such estimate within ten (10) days of receipt of such estimate, unless the indemnifying Party in good faith disputes its liability with respect to any such claim.

ARTICLE 10

MISCELLANEOUS

10.1

Term.  This Agreement shall remain in effect until the earlier of (i) HLM’s election not to proceed pursuant to Section 3.3, (ii) a Funding Default pursuant to Section 5.1, or (iii) completion of the HLM Contribution in full.

10.2

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted under this Contribution Agreement shall be in writing and shall be deemed given upon: (a) personal delivery; (b) one (1) business day after deposit with a nationally recognized overnight courier service; (c) three (3) business days after deposit in the United States mail, certified, return receipt requested, postage prepaid; or (d) upon transmission by email (with confirmation of receipt), in each case addressed to the parties at the addresses set forth on the signature pages hereto or to such other address as a Party may designate by written notice.

10.3

Governing Law and Waiver of Jury Trial.  This Contribution Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its principles of conflicts of law that would require application of the laws of another jurisdiction. THE PARTIES TO AND BOUND BY THIS AGREEMENT HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING, WHETHER NOW EXISTING OR ARISING IN THE FUTURE, ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE CONTRIBUTION AGREEMENT OR OTHERWISE RELATING TO THE COMPANY OR OPERATIONS, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH SUCH PARTY AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 10.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT IRREVOCABLY TO WAIVE A TRIAL BY JURY.

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10.4

Dispute Resolution.  Any dispute arising out of or relating to this Contribution Agreement shall be resolved in accordance with the dispute resolution provisions set forth in Article XIV of the Company Agreement, including the mediation and litigation procedures therein.

10.5

Entire Agreement.  This Contribution Agreement, together with the Company Agreement and any exhibits, schedules, or annexes hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings, whether written, oral, or implied, relating to such subject matter.

10.6	Amendments. This Contribution Agreement may not be amended, modified, or supplemented except by a written instrument executed by all parties hereto.
10.7

Waiver.  No waiver of any provision of this Contribution Agreement shall be effective unless set forth in a written instrument signed by the waiving Party.  No failure or delay by any Party in exercising any right or remedy shall constitute a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any further exercise thereof.

10.8

Severability.  If any provision of this Contribution Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contribution Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

10.9

Assignment.  No Party may assign its rights or obligations under this Contribution Agreement without the prior written consent of the other parties; provided, that either Member may assign its rights and obligations to a Permitted Transferee (as defined in the Company Agreement) without such consent, so long as: (a) the Permitted Transferee expressly assumes all obligations of the assigning Party hereunder; and (b) no such assignment shall relieve the assigning Party of its obligations hereunder. Notwithstanding the foregoing, however, GRC hereby agrees, that promptly (and in no event later than March 6, 2026) after it has conveyed the assets to the Company under Section 4.2, it shall assign and delegate to Fortitude Gold Corporation, a Colorado corporation of which GRC is a wholly-owned subsidiary, (a) all of its interest in this Agreement, and (b) its  Membership Interest and all of its other rights and obligations under the Company Agreement (provided that GRC shall remain the Operator under the Company Agreement), and HLM agrees that such conveyances by GRC shall not require HLM’s consent and shall relieve GRC of all further obligations and liabilities hereunder.

10.10	Successors and Assigns. This Contribution Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
10.11

Counterparts.  This Contribution Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart by electronic

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transmission (including .pdf or other electronic format) shall have the same force and effect as delivery of an original executed counterpart.

10.12

Further Assurances.  Each Party shall execute and deliver such additional documents and instruments and take such further actions as may be reasonably necessary or appropriate to effectuate the purposes and intent of this Contribution Agreement.

10.13

Relationship of the Parties.  Nothing in this Contribution Agreement shall be construed to create a partnership, joint venture, or agency relationship between or among the parties, or create any fiduciary relationship between or among them, except as expressly provided in the Company Agreement with respect to the Members’ Membership Interests in the Company.

10.14

Third-Party Beneficiaries.  Except as expressly provided in Article IX with respect to indemnified parties, this Contribution Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns.  Nothing in this Contribution Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Contribution Agreement.

10.15

Expenses.  Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Contribution Agreement.

10.16

Construction.  The headings in this Contribution Agreement are for convenience of reference only and shall not affect the interpretation of this Contribution Agreement.  The word “including” shall mean “including, without limitation.”  References to “days” shall mean calendar days unless otherwise specified.  References to sections, articles, exhibits, and schedules are to those of this Contribution Agreement unless otherwise indicated.

10.17

Conflict with Company Agreement.  In the event of any conflict between the terms of this Contribution Agreement and the Company Agreement, the terms of this Contribution Agreement shall control with respect to the subject matter hereof; provided, that nothing in this Contribution Agreement shall be deemed to amend the Company Agreement except to the extent expressly set forth herein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed as of the date first written above.

HAWTHORNE LAND & MINERALS, LLC,

a Nevada limited liability company

By:	/s/ omitted
Title:	Authorized Signatory
Date:	February 27, 2026
Address for Notices:
c/o Marvel & Marvel, Ltd.
217 Idaho Street
Elko, Nevada 89801

GRC NEVADA INC.,

a Nevada corporation

By:	/s/ Jason Reid
Name:	Jason Reid
Title:	President
Date:	February 27, 2026
Address for Notices:
723 South Cascade Avenue
Colorado Springs, CO 80903

THE COMPANY:

EAST CAMP DOUGLAS, LLC,
a Nevada limited liability company

By:	/s/ Jason Reid
Name:	Jason Reid
Title:	Authorized Signatory
Date:	February 27, 2026
Address for Notices:
723 South Cascade Avenue
Colorado Springs, CO 80903

Contribution Agreement	Page 14 of 28

EXHIBIT A-1

FEE LANDS

Fee Lands

GRC’s interest in the following fee parcels in Mineral County, Nevada:

SE1/4SE1/4, Section 32, Township 6 North, Range 34 East

N1/2NW1/4, Section 4, Township 5 North, Range 34 East

Contribution Agreement	Page 15 of 28

EXHIBIT A-2

PATENTED CLAIMS

Patented Claims

Patented Claim Name	Section	Township	Range
Cleopatra 1	2 & 3	0050N	0340E
Cleopatra 2	2 & 3	0050N	0340E
Nancy	2 & 3	0050N	0340E
Christopher Columbus	2 & 3	0050N	0340E
Butcher Boy	2 & 3	0050N	0340E
Lookout Mtn Ext.	2 & 3	0050N	0340E
West Virginia	2 & 3	0050N	0340E
Wheeling	2 & 3	0050N	0340E
Grand Republic	2 & 3	0050N	0340E
Gold King 1	2 & 3	0050N	0340E
Gold King 2	2 & 3	0050N	0340E
Last Chance	2	0050N	0340E

Mineral County, Nevada, Mineral Survey No. 3670, Tax Assessor Parcel Nos. 009-090-02, 009-090-07, and 009-090-08.

Contribution Agreement	Page 16 of 28

EXHIBIT A-3

UNPATENTED CLAIMS

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
CD # 26	NMC634390 amended	NV101304281	11/7/1991 9/24/2001	101135 125474
CD 27	NMC827059	NV101385190	10/13/2001	125886
CD 28	NMC827060	NV101385191	10/13/2001	125887
CD 66	NMC827061	NV101386323	10/13/2001	125888
CD 30	NMC827062	NV101386324	11/11/2001	125889
CD 31	NMC827063	NV101386325	11/11/2001	125890
CD 32	NMC827064	NV101386326	11/11/2001	125891
CD 33	NMC827065	NV101386327	11/11/2001	125892
KERNICK 1R	NMC828925	NV101476180	02/10/2002	126341
KERNICK R	NMC828926	NV101476181	02/10/2002	126342
CD 57	NMC828927	NV101476182	02/10/2002	126343
CD 58	NMC832615	NV101384164	10/12/2002	127200
CD 59	NMC832616	NV101384165	10/12/2002	127201
CD 62	NMC842788	NV101364574	01/10/2003	127733
CD 60	NMC844819	NV101360555	01/10/2003	127857
CD 61	NMC844820	NV101360556	01/10/2003	127858
CD 63	NMC844821	NV101361357	01/10/2003	127859
CD 64	NMC844822	NV101361358	01/10/2003	127860
CD 65	NMC844823	NV101361359	01/10/2003	127861
CD 67	NMC844824	NV101361360	01/10/2003	127862
CD 68	NMC844825	NV101361361	01/10/2003	127863
CD 69	NMC844826	NV101361362	01/10/2003	127864
CD 70	NMC844827	NV101361363	01/10/2003	127865
CD 71	NMC844828	NV101361364	01/10/2003	127866
CD 72	NMC844829	NV101361365	01/10/2003	127867
CD 73	NMC844830	NV101361366	01/10/2003	127868
CD 74	NMC848287	NV101365506	04/09/2003	128266
CD 75	NMC848288	NV101365507	04/09/2003	128267
CD 76	NMC848289	NV101365508	04/10/2003	128268
CD 77	NMC848290	NV101365509	04/10/2003	128269
CD 78	NMC848291	NV101365510	04/09/2003	128270
CD 79	NMC848292	NV101366313	04/09/2003	128271
CD 80	NMC848293	NV101366314	04/09/2003	128272

Contribution Agreement	Page 17 of 28

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
CD 81	NMC848294	NV101366315	04/09/2003	128273
CD 82	NMC848295	NV101366316	04/09/2003	128274
CD 83	NMC848296	NV101366317	04/09/2003	128275
CD 84	NMC848297	NV101366318	04/09/2003	128276
CD 85	NMC848298	NV101366319	04/09/2003	128277
CD 86	NMC848299	NV101366320	04/09/2003	128278
CD 87	NMC848300	NV101366321	04/09/2003	128279
CD 88	NMC848301	NV101366322	04/09/2003	128280
CD 89	NMC848302	NV101366323	04/09/2003	128281
CD 90	NMC848303	NV101366324	04/11/2003	128282
CD 91	NMC848304	NV101366325	04/10/2003	128283
CD 92	NMC848305	NV101366326	04/11/2003	128284
CD 93	NMC912144	NV101525750	09/02/2005	136558
CD 94	NMC912145	NV101525751	09/02/2005	136559
CD 95	NMC912146	NV101525752	09/02/2005	136560
CD 96	NMC912147	NV101525753	09/02/2005	136561
CD 97	NMC912148	NV101525754	09/02/2005	136562
CD 98	NMC912149	NV101525755	09/02/2005	136563
CD 99	NMC912150	NV101738401	09/02/2005	136564
CD 100	NMC912151	NV101738402	09/02/2005	136565
CD 101	NMC912152	NV101738403	09/02/2005	136566
CD 102	NMC912153	NV101738404	09/02/2005	136567
CD 103	NMC912154	NV101738405	09/02/2005	136568
CD 104	NMC912155	NV101738406	09/02/2005	136569
CD 105	NMC912156	NV101738407	09/02/2005	136570
CD 106	NMC912157	NV101738408	09/02/2005	136571
CD 107	NMC912158	NV101738409	09/02/2005	136572
CD 108	NMC912159	NV101738410	09/02/2005	136573
CD 109	NMC912160	NV101738411	09/02/2005	136574
CD 110	NMC912161	NV101738412	09/02/2005	136575
CD 111	NMC912162	NV101738413	09/02/2005	136576
CD 112	NMC912163	NV101738414	09/02/2005	136577
CD 113	NMC912164	NV101738415	09/02/2005	136578
CD 114	NMC912165	NV101738416	09/02/2005	136579
CD 115	NMC912166	NV101738417	09/02/2005	136580
CD 116	NMC912167	NV101738418	09/02/2005	136581
CD 117	NMC912168	NV101738419	09/02/2005	136582

Contribution Agreement	Page 18 of 28

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
CD 118	NMC912169	NV101738420	09/02/2005	136583
CD 119	NMC912170	NV101739601	09/02/2005	136584
CD 120	NMC912171	NV101739602	09/02/2005	136585
CD 121	NMC912172	NV101739603	09/02/2005	136586
CD 122	NMC912173	NV101739604	09/02/2005	136587
CD 123	NMC912174	NV101739605	09/02/2005	136588
CD 124	NMC912175	NV101739606	09/02/2005	136589
CD 125	NMC912176	NV101739607	09/02/2005	136590
CD 126	NMC912177	NV101739608	09/02/2005	136591
CD 127	NMC912178	NV101739609	09/02/2005	136592
CD 128	NMC912179	NV101739610	09/02/2005	136593
CD 129	NMC912180	NV101739611	09/02/2005	136594
CD 130	NMC912181	NV101739612	09/02/2005	136595
CD 131	NMC912182	NV101739613	09/02/2005	136596
CD 132	NMC912183	NV101739614	09/02/2005	136597
CD 133	NMC912184	NV101739615	09/02/2005	136598
CD 134	NMC912185	NV101739616	09/02/2005	136599
CD 135	NMC912186	NV101739617	09/02/2005	136600
CD 136	NMC912187	NV101739618	09/02/2005	136601
CD 187	NMC1005635	NV101623460	02/05/2009	147860
CD 180	NMC1005636	NV101623461	02/05/2009	147853
CD 181	NMC1005637	NV101623462	02/05/2009	147854
CD 182	NMC1005638	NV101623463	02/05/2009	147855
CD 183	NMC1005639	NV101623464	02/05/2009	147856
CD 184	NMC1005640	NV101623465	02/05/2009	147857
CD 186	NMC1005641	NV101623466	02/05/2009	147859
CD 185	NMC1005642	NV101623467	02/05/2009	147858
CD 164	NMC1007208	NV101625349	03/28/2009	148172
CD 166	NMC1007209	NV101625350	03/28/2009	148173
CD 168	NMC1007210	NV101625351	03/28/2009	148174
CD 170	NMC1007211	NV101625352	03/28/2009	148175
CD 172	NMC1011701	NV101887771	10/17/2009	148943
CD 174	NMC1011702	NV101887772	10/17/2009	148944
CD 176	NMC1011703	NV101887773	10/17/2009	148945
CD 178	NMC1011704	NV101887774	10/17/2009	148946
CD 202	NMC1011705	NV101887775	10/17/2009	148947
CD 203	NMC1011706	NV101887776	10/17/2009	148948

Contribution Agreement	Page 19 of 28

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
CD 204	NMC1011707	NV101887777	10/17/2009	148949
CD 205	NMC1011708	NV101887778	10/17/2009	148950
CD 206	NMC1011709	NV101887779	10/11/2009	148951
CD 207	NMC1011710	NV101882976	10/11/2009	148952
CD 208	NMC1011711	NV101882977	10/11/2009	148953
CD 209	NMC1011712	NV101882978	10/11/2009	148954
CD 210	NMC1011713	NV101882979	10/11/2009	148955
CD 211	NMC1011714	NV101883061	10/17/2009	148956
CD 211B	NMC1011715	NV101883062	10/17/2009	148957
CD 212	NMC1011716	NV101883063	10/17/2009	148958
CD 137	NMC1021899	NV101381218	01/09/2010	149689
CD 138	NMC1021900	NV101381219	01/09/2010	149690
CD 139	NMC1021901	NV101381220	01/09/2010	149691
CD 140	NMC1021902	NV101381221	01/09/2010	149692
CD 155	NMC1021903	NV101381222	01/09/2010	149693
CD 156	NMC1021904	NV101381223	01/09/2010	149694
CD 213	NMC1021905	NV101381224	12/29/2009	149695
CD 214	NMC1021906	NV101381225	12/29/2009	149696
CD 215	NMC1021907	NV101381226	12/29/2009	149697
CD 216	NMC1021908	NV101381227	12/29/2009	149698
CD 217	NMC1021909	NV101381228	12/29/2009	149699
CD 218	NMC1021910	NV101382364	12/29/2009	149700
CD 219	NMC1021911	NV101382365	12/29/2009	149701
CD 220	NMC1021912	NV101382366	12/29/2009	149702
CD 221	NMC1021913	NV101382367	12/29/2009	149703
CD 222	NMC1021914	NV101382368	12/29/2009	149704
CD 223	NMC1021915	NV101382369	12/29/2009	149705
CD 224	NMC1021916	NV101382370	12/29/2009	149706
CD 225	NMC1021917	NV101382371	12/29/2009	149707
CD 226	NMC1021918	NV101382372	12/29/2009	149708
CD 229	NMC1021919	NV101382373	01/09/2010	149709
CD 230	NMC1021920	NV101382374	01/09/2010	149710
CD 241	NMC1023127	NV101563818	03/13/2010	150091
CD 246	NMC1023128	NV101563819	03/14/2010	150092
CD 247	NMC1023129	NV101563820	03/13/2010	150093
CD 248	NMC1023130	NV101563821	03/13/2010	150094
CD 249	NMC1023131	NV101564601	03/13/2010	150095

Contribution Agreement	Page 20 of 28

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
CD 141	NMC1026884	NV101561747	06/26/2010	150821
CD 142	NMC1026885	NV101561748	06/26/2010	150822
CD 143	NMC1026886	NV101561749	06/26/2010	150823
CD 144	NMC1026887	NV101561750	06/26/2010	150824
CD 145	NMC1026888	NV101561751	06/26/2010	150825
CD 146	NMC1026889	NV101561752	06/26/2010	150826
CD 147	NMC1026890	NV101561753	06/26/2010	150827
CD 148	NMC1026891	NV101561754	06/26/2010	150828
CD 149	NMC1026892	NV101561755	06/26/2010	150829
CD 150	NMC1026893	NV101561756	06/26/2010	150830
CD 157	NMC1026894	NV101561757	06/26/2010	150831
CD 158	NMC1026895	NV101561758	06/26/2010	150832
CD 159	NMC1026896	NV101561759	06/26/2010	150833
CD 160	NMC1026897	NV101561760	06/26/2010	150834
CD 161	NMC1026898	NV101562543	06/26/2010	150835
CD 165	NMC1026899	NV101562544	06/27/2010	150836
CD 167	NMC1026900	NV101562545	06/27/2010	150837
CD 169	NMC1026901	NV101562546	06/27/2010	150838
CD 227	NMC1026902	NV101562547	06/26/2010	150839
CD 228	NMC1026903	NV101562548	06/26/2010	150840
CD 231	NMC1026904	NV101562549	06/26/2010	150841
CD 232	NMC1026905	NV101562550	06/26/2010	150842
CD 233	NMC1026906	NV101562551	06/26/2010	150843
CD 234	NMC1026907	NV101562552	06/26/2010	150844
CD 235	NMC1026908	NV101562553	06/26/2010	150845
CD 238	NMC1026909	NV101562554	06/26/2010	150846
CD 239	NMC1026910	NV101562555	06/26/2010	150847
CD 240	NMC1026911	NV101562556	06/26/2010	150848
CD 250	NMC1026912 amended	NV101562557	06/26/2010 01/19/2011	150849
CD 251	NMC1026913	NV101562558	06/26/2010	150850
CD 252	NMC1026914	NV101562559	06/26/2010	150851
CD 253	NMC1026915	NV101562560	06/26/2010	150852
CD 254	NMC1026916	NV101562561	06/26/2010	150853
CD 280B	NMC1026975	NV101565025	09/02/2010	150977
CD 281B	NMC1026976	NV101565026	09/02/2010	150978
CD 282B	NMC1026977	NV101565027	09/02/2010	150979

Contribution Agreement	Page 21 of 28

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
CD 283B	NMC1026978	NV101565028	09/02/2010	150980
CD 284B	NMC1026979	NV101565029	09/02/2010	150981
CD 285B	NMC1026980	NV101565030	09/02/2010	150982
CD 286B	NMC1026981	NV101565031	09/02/2010	150983
CD 287B	NMC1026982	NV101565032	09/02/2010	150984
CD 255	NMC1027371	NV101886261	09/01/2010	151151
CD 256	NMC1027372	NV101887036	09/01/2010	151152
CD 257	NMC1027373	NV101887037	09/29/2010	151153
CD 258	NMC1027374	NV101887038	09/27/2010	151154
CD 259	NMC1027375	NV101887039	09/01/2010	151155
CD 260	NMC1027376	NV101887040	09/01/2010	151156
CD 261	NMC1027377	NV101887041	09/01/2010	151157
CD 262	NMC1027378	NV101887042	09/01/2010	151158
CD 263	NMC1027379	NV101887043	09/01/2010	151159
CD 264	NMC1027380	NV101887044	09/01/2010	151160
CD 265	NMC1027381	NV101887045	09/01/2010	151161
CD 266	NMC1027382	NV101887046	09/01/2010	151162
CD 267	NMC1027383	NV101887047	09/01/2010	151163
CD 268	NMC1046364	NV101400516	06/11/2011	153406
CD 269	NMC1046365	NV101400772	06/11/2011	153407
CD 270	NMC1046366	NV101400773	06/11/2011	153408
CD 271	NMC1046367	NV101400774	06/11/2011	153409
CD 272	NMC1046368	NV101400775	06/11/2011	153410
CD 273	NMC1046369	NV101428264	06/11/2011	153411
CD 274	NMC1046370	NV101428265	06/11/2011	153412
CD 275	NMC1046371	NV101428266	06/11/2011	153413
CD 276	NMC1046372	NV101428267	06/11/2011	153414
CD 277	NMC1046373	NV101428268	06/11/2011	153415
CD 278	NMC1046374	NV101428269	06/11/2011	153416
CD 279	NMC1046375	NV101428270	06/11/2011	153417
CD 288	NMC1059098	NV101528614	10/07/2011	154721
CD 289	NMC1059099	NV101528615	10/07/2011	154722
CD 290	NMC1059100	NV101528616	10/07/2011	154723
CD 291	NMC1059101	NV101528617	10/07/2011	154724
CD 292	NMC1059102	NV101528618	10/07/2011	154725
CD 293	NMC1059103	NV101528619	10/07/2011	154726
CD 294	NMC1059104	NV101528620	10/07/2011	154727

Contribution Agreement	Page 22 of 28

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
CD 295	NMC1059105	NV101528621	10/07/2011	154728
CD 296	NMC1059106	NV101529801	10/07/2011	154729
CD 297	NMC1059107	NV101529802	10/07/2011	154730
CD 298	NMC1059108	NV101529803	10/07/2011	154731
CD 299	NMC1059109	NV101529804	10/07/2011	154732
CD 300	NMC1059110	NV101529805	10/07/2011	154733
CD 301	NMC1059111	NV101529806	10/07/2011	154734
CD 302	NMC1059112	NV101529807	10/04/2011	154735
CD 303	NMC1059113	NV101529808	10/04/2011	154736
CD 304	NMC1059114	NV101529809	10/04/2011	154737
CD 305	NMC1059115	NV101529810	10/04/2011	154738
CD 306	NMC1059116	NV101529811	10/04/2011	154739
CD 307	NMC1059117	NV101529812	10/04/2011	154740
CD 308	NMC1059118	NV101529813	10/04/2011	154741
CD 309	NMC1059119	NV101529814	10/04/2011	154742
CD 310	NMC1059120	NV101529815	10/07/2011	154743
CD 311	NMC1059121	NV101529816	10/07/2011	154744
CD 312	NMC1059122	NV101529817	10/07/2011	154745
CD 313	NMC1059123	NV101529818	10/07/2011	154746
CD 314	NMC1059124	NV101529819	10/07/2011	154747
CD 315	NMC1059125	NV101529820	10/05/2011	154748
CD 316	NMC1059126	NV101529821	10/05/2011	154749
CD 317	NMC1059127	NV101501028	10/05/2011	154750
CD 318	NMC1059128	NV101501029	10/05/2011	154751
CD 319	NMC1059129	NV101501030	10/05/2011	154752
CD 320	NMC1059130	NV101501031	10/05/2011	154753
CD 321	NMC1059131	NV101501032	10/05/2011	154754
CD 322	NMC1059132	NV101501033	10/05/2011	154755
CD 323	NMC1059133	NV101501034	10/06/2011	154756
CD 324	NMC1059134	NV101501035	10/06/2011	154757
CD 326	NMC1059136	NV101501036	10/06/2011	154759
CD 328	NMC1059138	NV101501037	10/06/2011	154761
CD 329	NMC1059139	NV101501038	10/07/2011	154762
CD 330	NMC1059140	NV101501039	10/07/2011	154763
CD 331	NMC1059141	NV101501061	10/07/2011	154764
CD 332	NMC1059142	NV101501062	10/07/2011	154765
CD 333	NMC1059143	NV101501063	10/07/2011	154766

Contribution Agreement	Page 23 of 28

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
CD 334	NMC1059144	NV101501064	10/07/2011	154767
CD 335	NMC1059145	NV101501065	10/07/2011	154768
CD 336	NMC1059146	NV101501066	10/07/2011	154769
CD 337	NMC1059147	NV101501067	10/07/2011	154770
CD 338	NMC1059148	NV101501068	10/07/2011	154771
CD 339	NMC1059149	NV101501069	10/06/2011	154772
CD 340	NMC1059150	NV101502405	10/04/2011	154773
CD 341	NMC1059151	NV101502406	10/04/2011	154774
CD 342	NMC1059152	NV101502407	10/04/2011	154775
CD 343	NMC1059153	NV101502408	10/04/2011	154776
CD 344	NMC1059154	NV101502409	10/04/2011	154777
CD 345	NMC1059155	NV101502410	10/04/2011	154778
CD 346	NMC1059156	NV101502411	10/04/2011	154779
CD 347	NMC1059157	NV101502412	10/04/2011	154780
CD 348	NMC1059158	NV101502413	10/04/2011	154781
CD 349	NMC1059159	NV101502414	10/04/2011	154782
CD 350	NMC1059160	NV101502415	10/04/2011	154783
CD 352	NMC1059162	NV101502416	10/04/2011	154785
CD 354	NMC1059164	NV101502417	10/04/2011	154787
CD 355	NMC1100499	NV101864318	01/03/2014	159215
CD 356	NMC1100500	NV101864319	01/03/2014	159216
CD 357	NMC1100501	NV101864320	01/03/2014	159217
CD 358	NMC1100502	NV101864321	01/03/2014	159218

Tungsten Dike 1	NMC1153507 amended	NV101490400	09/01/2017 05/23/2019	166778 170671
Tungsten Dike 2	NMC1153508 amended	NV101352380	09/01/2017 05/23/2019	166779 170671
Tungsten Dike 3	NMC1153509 amended	NV101352381	09/01/2017 05/23/2019	166780 170671
Tungsten Dike 4	NMC1153510 amended	NV101352382	09/02/2017 05/23/2019	166781 170671
Tungsten Dike 5	NMC1153511 amended	NV101352383	09/02/2017 05/23/2019	166782 170671
Tungsten Dike 6	NMC1153512 amended	NV101352384	09/01/2017 05/23/2019	166783 170671

Yellow Cap	NMC92950	NV101493556	05/17/1955
Yellow Cap # 1	NMC92951	NV101609080	05/17/1955

Contribution Agreement	Page 24 of 28

Claim Name & No.	BLM Legacy Serial No. (NMC)	BLM MLRS Serial No. (NV)	Loc Date	Mineral Cnty Doc
Yellow Cap # 2	NMC92953	NV101605750	06/02/1966	83636
Yellow Cap # 3	NMC92954	NV101349997	09/26/1976	30664
Yellow Cap # 4	NMC92955	NV101506888	09/26/1976	30665
Yellow Cap # 5	NMC92956	NV101348073	09/26/1976	30666

MARY ANN 1	n/a	NV105785636	09/01/2022	182540
MARY ANN 2	n/a	NV105785637	09/01/2022	182539

SUNSHINE 1	n/a	NV105785638	09/01/2022	182541
SUNSHINE 2	n/a	NV105785639	09/01/2022	182542

Contribution Agreement	Page 25 of 28

EXHIBIT B

EXPLORATION BUDGET

SUMMARY

Category	USD
Drill Hole Targeting	1,871,000
Drilling	20,155,188
Drilling Support	4,618,150
Analyses	4,621,254
Exploration Bonding (125 acres)	400,000
Land Holdings	134,408
Baselines & Permits	600,000
Modeling	750,000
Metallurgical analyses	450,000
Hydrology & Geotech	3,040,000
Closure Chemistry	900,000
Plan of Operations - mine design	960,000
General & Administrative (G&A)	1,500,000
Total	40,000,000

DETAILS

Drill Hole Targeting
Ground VLF-EM & Mag / processing / modeling	120	2300		276,000
Induce Polarization Lines - Infill and expension	20	15000		300,000
Mapping / sampling / analysis / data compilation	100	1000	6	600,000
soil surveys (7 grids)	3	50000		150,000
Vehicles (trucks and ATVs) / fuel / maintenance	10	5000	3	150,000
Flights	12	1000	10	120,000
Crew housing & per diems (geophysics)	160	400		64,000
Crew housing (geos) & internet	6600		8	52,800
crew Per Diems	300	23	8	55,200
GIS (off-site)	6		7000	42,000
Database Administrator (Compilation and drilling projects)	10		6,000	60,000
Chip Trays (10 container)	1,000	1		1,000
			Total	1,871,000

Drilling	holes	depth	perfoot
White Rock Springs (RC)	300	450	35	4,725,000

Lithocap (RC)	500	400	35	7,000,000

North Area (RC)	125	550	35	2,406,250

Core Drilling (geotech)	9	200	1400	2,520,000
Metallurgical (PQ)	5	125	1400	875,000
Fuel for drilling / Per Diem / Drilling supplies / mod & demob	15%			2,628,938
			Total	20,155,188

Contribution Agreement	Page 26 of 28

Drilling Support
Water for drilling	250	1000	3	750,000
Earth works (pads & roads)	250	7500		1,875,000
Misc tasks + blast rods	10	5,000	5,000	50,000
Survey Hole markers	1,100	10		11,000
Chip trays	6,000			6,000
Rig Geos	1115	1000		1,115,000
Downhole deviation tools / lineup	4	10	15000	600,000
Crew housing (geos)	5000		10	50,000
Per Diems	50	1063		53,150
Surveying	10	550	10	55,000
Equipment supplies (misc)		10	2,000	20,000
Walker Lake Disposal		20	900	18,000
Port-a-potties		10	1,500	15,000
			Total	4,618,150

Analyses
Lab Analyses & Core	92,863	37.00	3,435,913	3,435,913
CN Leach + pH	46,437	12.00		557,238
Standards	5000	10.00		50,000
Sample bags	1.5	115,403		173,104
Supersacks	300	50		15,000
Trucking (samples to lab)	3	11	2000	66,000
SWIR	12	8000		96,000
XRF table & supplies (Mina)	12	14000		168,000
SWIR / XRF Interpretation (eCore)	10	6000		60,000
			Total	4,621,254

Exploration Bonding (125 acres)				400,000

Land Holdings
Yearly Claim holding (lode & placer) payments	317	200	2	126,800
County Fees	317	12	2	7,608
				134,408

Baselines & Permits
Permitting Baseline studies (biological)				150,000
Seeps & Springs chemistry / investigations	75,000	2		150,000
Air Quality				50,000
Water Pollution Control Permit				250,000
				600,000

Modeling
Geological & Resource Models & reports / support (Measured and Indicated)	3		250000	750,000

Metallurgical analyses
Metallurgical analyses (McClelland) & Report prep	150,000	3	150,000	450,000

Hydrology & Geotech
Water Well drilling, pump test, pump purchase and install	1,600,000	1		1,600,000
Monitoring Well install	300,000	2		600,000

Contribution Agreement	Page 27 of 28

Piezometer Installations & supplies	130,000	3		390,000
Geotechnical field work & report	150,000	3		450,000
			Total	3,040,000

Closure Chemistry
Material Characterization (static) lab tests	100,000	3	100,000	300,000
Material Characterization (HCT) lab tests	100,000	3	100,000	300,000
Management, interp, Reports	100,000	3	100,000	300,000
			Total	900,000

Plan of Operations - mine design
Initial Mine Designs	200,000	2		400,000
Storm water diversion	30,000	2		60,000
Misc Permitting studies				500,000
			Total	960,000

General & Administrative (G&A)				1,500,000
		Estimated	Total	40,000,000

Contribution Agreement	Page 28 of 28